Exhibit 2.2(d)
                                 --------------

                               ARTICLES OF MERGER
                                       OF
                       AMERICAN FIRE RETARDANT CORPORATION
                             (A Florida Corporation)
                                  WITH AND INTO
                       AMERICAN FIRE RETARDANT CORPORATION
                             (A Wyoming Corporation)

--------------------------------------------------------------------------------

         The undersigned corporations do hereby certify that:

     1. The name and state of incorporation of each of the constituent corporations to the merger are as follows:

     Name                                    State of Incorporation
     -----------------------------------     ----------------------
     American Fire Retardant Corporation     Wyoming
     American Fire Retardant Corporation     Florida

     2. An Acquisition Agreement and Plan of Merger (the "Plan") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 17-16-1105 of the Wyoming Revised Statutes and Section 607.1105 of the Florida Statutes.

     3. The number of outstanding shares of common stock of American Fire Retardant Corporation, a Florida Corporation was 1,000 and the number of such shares which were entitled to vote on the Plan was 1,000. The total number of shares which voted for adoption of the Plan was 1,000 and the total number of shares which voted against the adoption of the Plan was zero (0). The number of votes cast for the Plan was sufficient for approval of the Plan.

     4. The number of outstanding shares of common stock of American Fire Retardant Corporation, a Wyoming Corporation was 2,022,938 and the number of such shares which were entitled to vote on the Plan was 2,022,938. The total number of undisputed votes for adoption of the Plan was 1,504,235 and the total number of undisputed votes against the adoption of the Plan was 8,333. The number of votes cast for the Plan by the only voting group entitled to vote was sufficient for approval of the Plan.

     5. The surviving corporation of the merger is American Fire Retardant Corporation, a Wyoming Corporation which will be governed by the laws of the State of Wyoming.

     6. The surviving corporation agrees that it may be served with process in the State of Florida in any proceeding for enforcement of any obligations of any constituent corporation of the State of Florida, as well as for enforcement of any obligation of the surviving corporation arising from the merger, and the surviving corporation hereby irrevocably appoints the Florida Secretary of State as its agent to accept service of process in any such suit or other proceedings and the Florida Secretary of State is authorized to mail a copy of such process to the surviving corporation at the surviving corporation's new principal place of business at 9337 Bond Avenue, El Cajon, CA 92012.

     7. The Plan is on file at the new principal place of business of the surviving corporation, 9337 Bond Avenue, El Cajon, CA 92012.

     8. A copy of the Plan will be furnished by the  surviving  corporation,  on
request  and  without  cost,  to  any   shareholder  or  stockholder  of  either
constituent corporation.

     9. These Articles of Merger shall be effective upon the date the filing of these Articles of Merger in the offices of the Secretary of State of both Florida and Wyoming becomes complete.


                                        AMERICAN FIRE RETARDANT CORPORATION
                                        A Wyoming Corporation


DATE:  March 17, 1999                   /s/ Stephen F. Owens
                                        ---------------------------------------
                                        By:  Stephen F. Owens
                                        Its: President


DATE:  March 17, 1999                   /s/ Angela M. Raidl
                                        ---------------------------------------
                                        By: Angela M. Raidl
                                        Its: Secretary



                                        AMERICAN FIRE RETARDANT CORPORATION
                                        A Florida Corporation


DATE:  March 17, 1999                   /s/ Stephen F. Owens
                                        ---------------------------------------
                                        By:  Stephen F. Owens
                                        Its: President


DATE:  March 17, 1999                   /s/ Angela M. Raidl
                                        ---------------------------------------
                                        By: Angela M. Raidl
                                        Its: Secretary

STATE OF CALIFORNIA        )
                           )    SS
COUNTY OF SAN DIEGO        )

On this 17th day of March, 1999, before me, George Chachas, a Notary Public, personally appeared Stephen F. Owens and Angela M. Raidl, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.
                                          [Notary Seal]

/s/ George Chachas
--------------------------------
George Chachas - Notary Public